Exhibit 4.2

SECOND GLOBAL SUPPLEMENTAL INDENTURE

THIS SECOND GLOBAL SUPPLEMENTAL INDENTURE TO THE THIRD AMENDED AND RESTATED INDENTURE (this “Agreement”) dated as of December 2, 2015 and effective as of the effective time and date of the Merger (defined below), is made among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (the “Company”), GENERAL ELECTRIC COMPANY, a New York corporation (the “Parent Guarantor” and “Successor Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as the Chase Manhattan Bank) (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture dated as of September 1, 1982, between the Company and the Trustee, as it has been supplemented from time to time by (a) the First Supplemental Indenture dated as of March 1, 1988, between the Company and the Trustee; (b) the Second Supplemental Indenture dated as of June 30, 1989, between the Company and Mercantile-Safe Deposit and Trust Company; (c) the Third Supplemental Indenture dated as of April 1, 1990, between the Company and Mercantile-Safe Deposit and Trust Company; (d) the Fourth Supplemental Indenture dated as of April 1, 1990, between the Company and Mercantile-Safe Deposit and Trust Company; (e) the Fifth Supplemental Indenture dated as of August 31, 1990, between the Company and Mercantile-Safe Deposit and Trust Company; (f) the Sixth Supplemental Indenture dated as of October 31, 1990, between the Company and Mercantile-Safe Deposit and Trust Company; (g) the Seventh Supplemental Indenture dated as of September 10, 1991, between the Company and Mercantile-Safe Deposit and Trust Company; (h) the Eighth Supplemental Indenture dated as of February 26, 1992, between the Company and Mercantile-Safe Deposit and Trust Company; (i) the Ninth Supplemental Indenture dated as of May 12, 1992, between the Company and Mercantile-Safe Deposit and Trust Company; (j) the Tenth Supplemental Indenture dated as of April 1, 1994, between the Company and Mercantile-Safe Deposit and Trust Company; and (k) the Global Supplemental Indenture dated as of April 10, 2015, among the Company, the Parent Guarantor and the Trustee (the “Global Supplemental Indenture”) (as so amended, restated and supplemented, the “Original Indenture”);

WHEREAS, the Original Indenture was amended and restated by the Amended and Restated Indenture dated as of June 1, 1994, between the Company and The Bank of New York, as supplemented by (a) the Instrument of Registration, Appointment and Acceptance dated as of May 15, 1995, among the Company, The Bank of New York and the Trustee, as successor trustee and (b) the Global Supplemental Indenture (as so amended, restated and supplemented, the “First Amended and Restated Indenture”);

WHEREAS, the First Amended and Restated Indenture was amended and restated by the Second Amended and Restated Indenture dated as of June 1, 1994, between the Company and the Trustee, as supplemented by (a) the First Supplemental Indenture dated as of August 1, 1996; (b) the Second Supplemental Indenture dated as of April 9, 2009; and (c) the Global Supplemental Indenture (as so amended, restated and supplemented, the “Second Amended and Restated Indenture”);

WHEREAS, the Second Amended and Restated Indenture was amended and restated by the Third Amended and Restated Indenture, dated as of February 27, 1997 between the Company and the Trustee as successor to JP Morgan Chase Bank, National Association (formerly known as The Chase Manhattan Bank), as amended by (a) the First Supplemental Indenture dated as of May 3, 1999; (b) the Second Supplemental Indenture dated as of July 2, 2001; (c) the Third Supplemental Indenture dated as of November 22, 2002; (d) the Fourth Supplemental Indenture dated as of August 24, 2007; (e) the Fifth Supplemental Indenture dated as of December 2, 2008; (f) the Sixth Supplemental Indenture dated as of April 2, 2009; and (g) the Global Supplemental Indenture (as so amended, restated and supplemented, the “Third Amended and Restated Indenture”, and together with the Original Indenture, the First Amended and Restated Indenture, the Second Amended and Restated Indenture, the “Indenture” or the “Indentures”, as the context requires), pursuant to which the Securities have been issued. All capitalized terms used and not defined herein shall have the meanings assigned to them in the Indentures;

WHEREAS, the Company has proposed to merge (the “Merger”) with and into the Successor Company, which will continue as the surviving corporation under the name “General Electric Company”;

WHEREAS, Section 10.01(a) of each of the Indentures provides that the Company and the Trustee may enter into a supplemental indenture without the consent of the Securityholders in order to evidence the succession of another company to the Company, or successive successions, and the assumption by the successor company of the covenants, agreements and obligations of the Company pursuant to Article Eleven thereof;

WHEREAS, the Successor Company is a corporation organized and existing under the laws of the United States of America or a State thereof;

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Agreement to amend and supplement the Indentures and has requested that the Trustee join in the execution of this Agreement; and

WHEREAS, all things necessary to make this Agreement a valid agreement of the Company, the Parent Guarantor, the Successor Company and the Trustee and a valid amendment of and supplement to each of the Indentures have been done.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Parent Guarantor, the Successor Company and the Trustee hereby agree as follows:

SECTION 1. Assumption. Pursuant to Section 11.01 of each of the Indentures, the Successor Company, as the surviving corporation of the Merger, hereby, as of the effective time and date of the Merger and subject to the effectiveness thereof, expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Outstanding Securities and Coupons, if any, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company.

SECTION 2. Representation and Warranties. Immediately after the effective time of the Merger, (i) the Successor Company will not be in default in the performance of any covenant or condition of the Indentures assumed by the Successor Company in Section 1 hereof, and (ii) the Trustee and each of the Securityholders shall be entitled to all of the benefits of all of the rights, privileges, immunities and indemnities for the Trustee and each of the Securityholders provided for in each of the Indentures.

SECTION 3. Incorporation of Indenture. All the provisions of this Agreement shall be deemed to be incorporated in, and made a part of, each of the Indentures; and each Indenture, as supplemented and amended by this Agreement, shall be read, taken and construed as one and the same instrument.

SECTION 4. Headings. The headings of the Sections of this Agreement are inserted for convenience of information and reference and shall not be deemed to be a part thereof.

SECTION 5. This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 7. Regarding the Trustee. The Trustee shall not be responsible for the correctness of the recitals herein, and makes no representation as to the validity or the sufficiency of this Agreement.

SECTION 8. Notices. For purposes of Section 14.03 of each of the Indentures, the address of the Successor Company is:

201 High Ridge Road

Stamford, Connecticut 06927

United States of America

Attention: Senior Vice President and Treasurer

Facsimile: 203-585-1191

SECTION 9. Notice of Merger. The Successor Company shall give the Trustee prompt notice of the effective time and date of the Merger.

SECTION 10. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date as first mentioned above.

GENERAL ELECTRIC CAPITAL
CORPORATION, as the Company

By:		/s/ Daniel C. Janki
Name: Daniel C. Janki
	Title:	Senior Vice President—Corporate
Treasury and Global Funding Operation

GENERAL ELECTRIC COMPANY, as Parent Guarantor

By:		/s/ Daniel C. Janki
Name: Daniel C. Janki
Title: Senior Vice President and Treasurer

GENERAL ELECTRIC COMPANY, as Successor Company

By:		/s/ Daniel C. Janki
Name: Daniel C. Janki
Title: Senior Vice President and Treasurer

[Signature Page to Second Global Supplemental Indenture to Third Amended and Restated February 27, 1997 Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

[Signature Page to Second Global Supplemental Indenture to Third Amended and Restated February 27, 1997 Indenture]